Exhibit 1.1
THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
STONECO LTD.
An Exempted Company Limited By Shares

SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION
(adopted by Special Resolution passed on August 29, 2023)

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
SECOND AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
STONECO LTD.
(adopted by Special Resolution passed on August 29, 2023)
1The name of the Company is StoneCo Ltd.
2The registered office of the Company shall be at the offices of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or such other place as the Directors may from time to time determine.
3Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.
4Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Act.
5Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.
6The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.
7The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.
8The share capital of the Company is US$50,000 divided into 630,000,000 shares of a par value of US$0.000079365 each which may be issued as Class A Common Shares, Class B Common Shares or common shares of any class or classes (howsoever designated) or as shares with preferred, deferred or other special rights or restrictions as the Board may determine from time to time in accordance with Article 4 of the Articles of Association of the Company, PROVIDED THAT, subject to the Act and the Articles of Association, the Company shall have the power to issue all or any part of its capital, whether original, redeemed, increased or reduced, with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any condition or restriction whatsoever and so that, unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be common, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.
9The Company may exercise the power contained in the Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.
10Capitalised terms that are not defined in this Memorandum of Association bear the meaning given in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
SECOND AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
STONECO LTD.
(adopted by Special Resolution passed on August 29, 2023)
1.PRELIMIRARY
1.1.The regulations contained in Table A in the First Schedule of the Act shall not apply to the Company and the following regulations shall be the Articles of Association of the Company.
1.2.In these Articles:
(a)the following terms shall have the meanings set opposite if not inconsistent with the subject or context:

Act	the Companies Act (As Revised);
allotment	shares are taken to be allotted when a person acquires the unconditional right to be included in the Register of Members in respect of those shares;
Affiliate
in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity;

Articles	these articles of association of the Company, as amended from time to time;
Audit Committee	the Audit Committee of the Company formed by the Board pursuant to these Articles, or any successor of the Audit Committee;
Board or Board of Directors	the board of directors of the Company;
Business Combination
a statutory amalgamation, merger, consolidation, arrangement or other reorganization requiring the approval of the members of one or more of the participating companies as well as a short-form merger or consolidation that does not require a resolution of members;

Chairman	the chairman of the Board of Directors appointed in accordance with Article 20.2;
Class A Common Shares	class A common shares in the capital of the Company having the rights provided for in these Articles;
Class B Common Shares	class B common shares in the capital of the Company having the rights provided for in these Articles;
clear days	in relation to a period of notice means that period excluding both the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
Clearing House
a clearing house recognized by the laws of the jurisdiction in which shares in the capital of the Company (or depository receipts thereof) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

common equivalents
means (i) with respect to Shares, the number of Shares, (ii) with respect to any Company securities that are convertible into or exchangeable for Shares, the number of Shares issuable in respect of the conversion or exchange of such securities into Shares;

Common Shares
Class A Common Shares, Class B Common Shares and shares of such other classes as may from time to time be designated by the Board pursuant to these Articles as being common shares for the purposes of Article 5.3;

Company	the above named company, StoneCo Ltd., an exempted company incorporated in the Cayman Islands with limited liability;
Company’s Website	the website of the Company and/or its web-address or domain name;
control
the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

Designated Stock Exchange	the Nasdaq Global Market and any other stock exchange or interdealer quotation system listed in Schedule 4 of the Act on which shares in the capital of the Company are listed or quoted;
Directors	the Directors for the time being of the Company or, as the case may be, those Directors assembled as a Board or as a committee of the Board;
dividend	includes a distribution or interim dividend or interim distribution;
electronic	has the same meaning as in the Electronic Transactions Act (As Revised);

electronic communication
a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the SEC’s website) or other electronic delivery methods as otherwise determined and approved by the Board;

electronic record	has the same meaning as in the Electronic Transactions Act (As Revised);
electronic signature	has the same meaning as in the Electronic Transactions Act (As Revised);
Exchange Act	the Securities Exchange Act of 1934, as amended of the United States of America;
executed	includes any mode of execution;
Finance Committee	the Finance Committee of the Company formed by the Board pursuant to these Articles, or any successor of the Finance Committee;
Founding Shareholders
at any time, HR Holdings LLC, VCK Investment Fund Ltd. SAC A, Cakubran Holdings Ltd., as long as they remain vehicles controlled by André Street de Aguiar, Eduardo Cunha Monnerat Solon de Pontes, collectively, and each Person (other than the Company) that is an Affiliate of André Street or Eduardo Pontes, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company shares.

holder	in relation to any share, the Member whose name is entered in the Register of Members as the holder of the share;
Incentive Plan
any incentive plan or scheme established or implemented by the Company pursuant to which any Person who provides services of any kind to the Company or any of its direct or indirect subsidiaries (including, without limitation, any employee, executive, officer, director, consultant, secondee or other provider of services) may receive and/or acquire newly-issued shares of the Company or any interest therein;

Indemnified Person	every Director, alternate Director or Officer for the time being or from time to time of the Company;
Independent Director	a Director who is an independent director as defined in the rules of any Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be;
Islands	the British Overseas Territory of the Cayman Islands;
Member	has the same meaning as in the Act;
Memorandum	the memorandum of association of the Company as from time to time amended;
month	a calendar month;
Officer	means any person appointed as an officer of the Company, including a Secretary;

Ordinary Resolution
a resolution (i) of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or (ii) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

Other Indemnitors
persons or entities other than the Company that may provide indemnification, advancement of expenses and/or insurance to the Indemnified Persons in connection with such Indemnified Persons’ involvement in the management of the Company;

paid up	paid up as to the par value of the shares and includes credited as paid up;
People and Compensation Committee	the People and Compensation Committee of the Company formed by the Board pursuant to these Articles, or any successor of the People and Compensation Committee;
Person
any individual, corporation, general or limited partnership, limited liability company, joint stock company, joint venture, estate, trust, association, organization or any other entity or governmental entity;

Register of Members	the register of Members required to be kept pursuant to the Act;
Risk Committee	the Risk Committee of the Company formed by the Board pursuant to these Articles, or any successor of the Risk Committee;
Seal	the common seal of the Company including every duplicate seal;
SEC	the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
Secretary	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
Securities Act
the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time;

share	a share in the share capital of the Company, and includes stock (except where a distinction between shares and stock is expressed or implied) and includes a fraction of a share;
signed	includes an electronic signature or any other representation of a signature affixed by mechanical means;

Special Resolution
means a special resolution passed in accordance with the Act, being a resolution: (i) passed by a majority of at least two-thirds of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or (ii) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members;

subsidiary
means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person;

Treasury Share	a share held in the name of the Company as a treasury share in accordance with the Act;
Vice Chairman	the vice chairman of the Board of Directors appointed in accordance with Article 20.2;
U.S. Person	a Person who is a citizen or resident of the United States of America; and
written and in writing	includes all modes of representing or reproducing words in visible form including in the form of an electronic record.
(b)unless the context otherwise requires, words or expressions defined in the Act shall have the same meanings herein but excluding any statutory modification thereof not in force when these Articles become binding on the Company;
(c)unless the context otherwise requires: (i) words importing the singular number shall include the plural number and vice-versa; (ii) words importing the masculine gender only shall include the feminine gender; and (iii) words importing persons shall include companies or associations or bodies of person whether incorporated or not as well as any other legal or natural person;
(d)"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;
(e)the word may shall be construed as permissive and the word shall shall be construed as imperative;
(f)any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(g)the headings herein are for convenience only and shall not affect the construction of these Articles;
(h)any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;
(i)sections 8 and 19(3) of the Electronic Transactions Act (As Revised) shall not apply;
(j)references to statutes are, unless otherwise specified, references to statutes of the Islands and, subject to paragraph (b) above, include any statutory modification or re-enactment thereof for the time being in force; and
(k)where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose.

2.FORMATION EXPENSES
The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.
3.OFFICES OF THE COMPANY
3.1.The registered office of the Company shall be at such address in the Islands as set out in the Memorandum or as the Board shall otherwise from time to time determine.
3.2.The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Board may from time to time determine.
4.SHARES
4.1.[intentionally left blank]
(a)Subject to the rules of any Designated Stock Exchange and to the provisions, if any, in the Memorandum and these Articles, the Board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the capital of the Company without the approval of Members (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may determine, but so that no share shall be issued at a discount to par, except in accordance with the provisions of the Act.
(b)In particular and without prejudice to the generality of paragraph (a) above, the Board is hereby empowered to authorise by resolution or resolutions from time to time and without the approval of Members;
(i)the creation of one or more classes or series of preferred shares, to cause to be issued such preferred shares and to fix the designations, powers, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting rights and powers (including full or limited or no voting rights or powers) and liquidation preferences, and to increase or decrease the number of shares comprising any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series;
(ii)to designate for issuance as Class A Common Shares or Class B Common Shares from time to time any or all of the authorised but unissued shares of the Company which have not at that time been designated by the Memorandum or by the Directors as being shares of a particular class;
(iii)to create one or more further classes of shares which represent common shares for the purposes of Article 5.3; and
(iv)to re-designate authorised but unissued Class A Common Shares or Class B Common Shares from time to time as shares of another class.
(c)The Company shall not issue shares or warrants to bearer.

(d)Subject to the rules of any Designated Stock Exchange, the Board shall have general and unconditional authority to issue options, warrants or convertible securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company to such persons, on such terms and conditions and at such times as the Board may determine.
4.2.Notwithstanding Article 4.1, at any time when there are Class A Common Shares in issue, Class B Common Shares may only be issued pursuant to:
(a)a share-split, subdivision or similar transaction or as contemplated in Articles 5.8 or 34.1(b) below; or
(b)a Business Combination involving the issuance of Class B Common Shares as full or partial consideration.
4.3.The Company may issue fractions of a share of any class and a fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of that class of shares.
4.4.The Company may, in so far as the Act permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the capital of the Company. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid up shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage fees as may be lawful.
4.5.Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share (except only as by these Articles or by law otherwise provided) or any other rights in respect of any share except an absolute right to the entirety thereof in the holder.
4.6.[intentionally left blank]
(a)If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by these Articles or the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of two- thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than two-thirds of the issued shares of the applicable class and that any holder of shares of that class present in person or by proxy may demand a poll.
(b)For the purposes of Article (a), the Directors may treat all classes of shares or any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration.
(c)The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by:
(i)the creation or issue of further shares ranking pari passu therewith;
(ii)by the redemption or purchase of any shares of any class by the Company;
(iii)the cancellation of authorised but unissued shares of that class; or

(iv)the creation or issue of shares with preferred or other rights including, without limitation, the creation of any class or issue of shares with enhanced or weighted voting rights.
(d)The rights conferred upon holders of Class A Common Shares shall not be deemed to be varied by the creation or issue from time to time of further Class B Common Shares and the rights conferred upon holders of Class B Common Shares shall not be deemed to be varied by the creation or issue from time to time of further Class A Common Shares.
4.7.The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution may, unless otherwise agreed at the time such contribution is made, be treated by the Company as a distributable reserve, subject to the provisions of the Act and these Articles.
5.CLASS A COMMON SHARES AND CLASS B COMMON SHARES
5.1.The rights of the holders of Class A Common Shares and Class B Common Shares are identical, except with respect to voting, conversion and transfer restrictions applicable to the Class B Common Shares as set out in these Articles.
5.2.Holders of Class A Common Shares and holders of Class B Common Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Subject to any separate general meeting(s) of the holders of a class of shares in accordance with Article 4.6(a) above, holders of Class A Common Shares and Class B Common Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members in general meetings. Each Class A Common Share shall entitle the holder to 1 vote on all matters subject to a vote at general meetings of the Company, and each Class B Common Share shall entitle the holder to 10 votes on all matters subject to a vote at general meetings of the Company.
5.3.Without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares established pursuant to the Memorandum and/or these Articles from time to time, holders of Class A Common Shares and holders of Class B Common Shares shall:
(a)be entitled to such dividends as the Board may from time to time declare;
(b)in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and
(c)generally be entitled to enjoy all of the rights attaching to Class A Common Shares and Class B Common Shares.
5.4.In no event shall Class A Common Shares be convertible into Class B Common Shares.
5.5.Class B Common Shares shall be convertible into Class A Common Shares as follows:
(a)Right of Conversion. Class B Common Shares shall be convertible into the same number of Class A Common Shares, on a share-to-share basis, in the following manner:
(1)a holder of Class B Common Shares has the right to call upon the Company to effect a conversion of all or any of his Class B Common Shares into the same number of Class A Common Shares which right shall be exercised, at any time after issue and without payment of any additional sum (subject to any moneys unpaid on their shares in accordance with Article 8), by notice in writing given to the Company at its registered office (and which conversion shall be effected by the Company promptly upon delivery of the said notice);

(2)a Class B Common Share shall automatically convert into a Class A Common Share immediately and without further action by the holder thereof upon the registration of any transfer of a Class B Common Share (whether or not for value and whether or not the certificate(s) (if any) representing such Class B Common Share are surrendered to the Company), other than:
(i)a transfer to an Affiliate of the holder of the Class B Common Share;
(ii)a transfer to one or more trustees of a trust established for the benefit of the holder or an Affiliate of the holder of the Class B Common Share; or
(iii)a transfer to a partnership, corporation or other entity owned or controlled by the holder or an Affiliate of the holder of the Class B Common Share.
For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other security interest or third party right of whatever description on any Class B Common Shares to secure a holder’s contractual or legal obligations shall not be deemed to be a transfer unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in such third party (or its nominee) holding legal title to the related Class B Common Shares, in which case all the related Class B Common Shares shall be automatically and immediately converted into the same number of Class A Common Shares. The conversion of Class B Common Shares to Class A Common Shares shall occur prior to any effective transfer not authorised in Article 5.5(a)(2)(i)-Error! Reference source not found. above.
(3)If, on the record date for any meeting of the Members, the total voting power of all the Class B Common Shares in issue represent less than 10% of the combined voting power of the Class A Common Shares and Class B Common Shares then in issue, the Class B Common Shares then in issue shall automatically and immediately convert into Class A Common Shares and no Class B Common Shares shall be issued by the Company thereafter.
(b)Mechanics of Conversion. Before any holder of Class B Common Shares shall be entitled to convert such Class B Common Shares into Class A Common Shares pursuant to sub- paragraph (a) (1) above, the holder shall, if available, surrender the certificate or certificates therefor, duly endorsed (where applicable), at the registered office of the Company.
Upon the occurrence of one of the bases of conversion provided for in paragraph (a) above, the Company shall enter or procure the entry of the name of the relevant holder of Class B Common Shares as the holder of the relevant number of Class A Common Shares resulting from the conversion of the Class B Common Shares in, and make any other necessary and consequential changes to, the Register of Members and shall procure that certificate(s) in respect of the relevant Class A Common Shares, together with a new certificate for any unconverted Class B Common Shares comprised in the certificate(s) surrendered by the holder of the Class B Common Shares, are issued to the holders of the Class A Common Shares and Class B Common Shares, as the case may be, if so requested.
Any conversion of Class B Common Shares into Class A Common Shares pursuant to this Article 5 shall be effected by means of: the re-designation and re-classification of the relevant Class B Common Share as a Class A Common Share together with such rights and restrictions for the time being attached thereto and shall rank pari passu in all respects with the Class A Common Shares then in issue. For the avoidance of doubt, following the conversion to Class A Common Shares, the holder thereof shall have Class A Common Share voting rights in respect of such shares and not Class B Common Share voting rights. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation and re-classification of the relevant Class B Common Shares as Class A Common Shares.

If the proposed conversion is in connection with an underwritten or other public or private offering of securities, the conversion may, at the option of any holder tendering such Class B Common Shares for conversion, be conditional upon the closing with the underwriters or other purchasers of the sale of securities pursuant to such offering, in which event any persons entitled to receive Class A Common Shares upon conversion of such Class B Common Shares shall not be deemed to have converted such Class B Common Shares until immediately prior to the closing of such sale of securities.
(c)Effective upon and with effect from the conversion of a Class B Common Share into a Class A Common Share in accordance with this Article 5.5, the converted share shall be re- designated as and be treated for all purposes as a Class A Common Share and shall carry the rights and be subject to the restrictions attaching to Class A Common Shares including, without limitation, the right to one vote on matters subject to a vote at general meetings of the Company.
5.6.No subdivision of Class A Common Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class B Common Shares are concurrently and similarly subdivided in the same proportion and the same manner, and no subdivision of Class B Common Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class A Common Shares are concurrently and similarly subdivided in the same proportion and the same manner.
5.7.No consolidation of Class A Common Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time shall be effected unless Class B Common Shares are concurrently and similarly consolidated in the same proportion and the same manner, and no consolidation of Class B Common Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time may be effected unless Class A Common Shares are concurrently and similarly consolidated in the same proportion and the same manner.
5.8.In the event that a dividend or other distribution is paid by the issue of Class A Common Shares or Class B Common Shares or rights to acquire Class A Common Shares or Class B Common Shares (i) holders of Class A Common Shares shall receive Class A Common Shares or rights to acquire Class A Common Shares, as the case may be; and (ii) holders of Class B Common Shares shall receive Class B Common Shares or rights to acquire Class B Common Shares, as the case may be.
5.9.No Business Combination (whether or not the Company is the surviving entity) shall proceed unless by the terms of such transaction: (i) the holders of Class A Common Shares have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Common Shares, and (ii) the holders of Class A Common Shares have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Shares. The Directors shall not approve such a transaction unless the requirements of this Article are satisfied. For the avoidance of doubt, this Article refers to and includes only economic rights.
5.10.No tender or exchange offer to acquire any Class A Common Shares or Class B Common Shares by any third party pursuant to an agreement to which the Company is to be a party, nor any tender or exchange offer by the Company to acquire any Class A Common Shares or Class B Common Shares shall be approved by the Company unless by the terms of such transaction: (i) the holders of Class A Common Shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B Common Shares, and (ii) the holders of Class A Common Shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Shares. The Directors shall not approve such a transaction unless the requirements of this Article are satisfied. For the avoidance of doubt, this Article refers to and includes only economic rights.
5.11.Save and except for voting rights, conversion rights and transfer rights, Class A Common Shares and the Class B Common Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions and share ratably and otherwise be identical in all respects as to all matters.

6.SHARE CERTIFICATES
6.1.A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer or conversion shall be cancelled and subject to the Articles and, save as provided in Articles 6.3, 7 and 8 below and in the case of a conversion of shares pursuant to Article 4.1, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.
6.2.Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.
6.3.If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.
7.LIEN
7.1.The Company shall have a first and paramount lien on every share (not being a share which is fully paid as to its par value and share premium) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share (including any premium payable). The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount in respect of it.
7.2.The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.
7.3.To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.
7.4.The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold, if any, and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
8.CALLS ON SHARES AND FORTEITURE
8.1.Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each Member shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

8.2.A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.
8.3.The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.
8.4.If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at an annual rate of ten percent (10%), but the Directors may waive payment of the interest wholly or in part.
8.5.An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call, and if it is not paid when due, all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.
8.6.Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.
8.7.If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid, together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.
8.8.If the notice is not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.
8.9.Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person, and at any time before a sale, re- allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where, for the purposes of its disposal a forfeited share is to be transferred to any person, the Directors may authorise any person to execute an instrument of transfer of the share to that person.
8.10.A person any of whose shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited, if any, but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at an annual rate of ten percent (10%), from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.
8.11.A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

9.TRANSFER OF SHARES
9.1.Subject to these Articles (including the limitation on transfers of Class B Shares as set out in Article 5.5), any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a Clearing House, by hand or by electronic signature or by such other manner of execution as the Board may approve from time to time. Without prejudice to the generality of the foregoing, title to listed shares of the Company may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange on which such shares are listed.
9.2.The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 9.1, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the laws and rules applicable to the Designated Stock Exchange. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. Nothing in these Articles shall preclude the Board from recognizing a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.
9.3.The Board may in its absolute discretion and without giving any reason therefor, refuse to register a transfer of any share:
(a)that is not fully paid up (as to both par value and any premium) to a person of whom it does not approve;
(b)issued under any Incentive Plan upon which a restriction on transfer imposed thereby still subsists;
(c)to more than four joint holders; or
(d)on which the Company has a lien.
9.4.Without limiting the generality of Article 9.3, the Board may also decline to recognise any instrument of transfer unless:
(a)a fee of such maximum sum as any Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;
(b)the instrument of transfer is in respect of only one class of shares;
(c)the Shares are fully paid (as to both par value and any premium) and free of any lien;
(d)the instrument of transfer is lodged at the registered office or such other place at which the Register of Members is kept in accordance with the Act accompanied by any relevant share certificate(s), if any, and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and
(e)if applicable, the instrument of transfer is duly and properly stamped.
9.5.If the Directors refuse to register a transfer of a share, they shall within two (2) months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

9.6.The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange, be suspended and the Register of Members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.
9.7.The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
10.TRANSMISSION OF SHARES
10.1.If a Member dies, his personal representatives or his legal successor (where he was a sole holder) or the survivor of joint holders (in case of joint ownership) shall be the only persons recognised by the Company as having any title to his interest; but nothing in these Articles shall release the estate of a deceased Member from any liability in respect of any share which had been jointly held by him.
10.2.A person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.
10.3.A person becoming entitled to a share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of such share to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.
10.4.If a holder of Class B Common Shares dies or becomes bankrupt then such Class B Common Shares held at the time of death or bankruptcy shall maintain all of its rights and no conversion shall apply to such Class B Common Shares upon transmission of such shares to the new holder who must be an Affiliate.
11.CHANGES OF CAPITAL
11.1.Subject to and in so far as permitted by the provisions of the Act and these Articles, the Company may from time to time by Ordinary Resolution alter or amend the Memorandum to:
(a)increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;
(b)consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;
(c)convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;
(d)sub-divide its existing shares, or any of them, into shares of smaller amounts than is fixed by the Memorandum provided that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and
(e)cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

11.2.For the avoidance of doubt, the Directors shall have the ability to issue shares within the authorised share capital of the Company thereby changing the issued share capital of the Company and no Ordinary Resolution shall be required for such issuances.
11.3.Except so far as otherwise provided by the conditions of issue, the new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.
11.4.Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Directors may, on behalf of those Members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
11.5.The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner and with and subject to any incident, consent, order or other matter required by law.
12.REDEMPTION AND PURCHASE OF OWN SHARES
12.1.Subject to the provisions of the Act and these Articles, the Company may:
(a)issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of shares, determine;
(b)purchase its own shares (including any redeemable shares) in such manner and on such terms as the Directors may determine and agree with the relevant Member; and
(c)make a payment in respect of the redemption or purchase of its own shares in any manner authorised by the Act, including out of capital.
12.2.The Directors may, when making a payment in respect of the redemption or purchase of shares, if so authorised by the terms of issue of the shares (or otherwise by agreement with the holder of such shares) make such payment in cash or in specie (or partly in one and partly in the other).
12.3.Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register of Members with respect thereto and the share shall be cancelled.
13.TREASURY SHARES
13.1.The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.
13.2.The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).
14.REGISTER OF MEMBERS
14.1.The Company shall maintain or cause to be maintained an overseas or local Register of Members in accordance with the Act, provided that for so long as the securities of the Company are listed for trading on the Designated Stock Exchange, title to such securities may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange.

14.2.The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Act. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.
15.CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE
15.1.For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed thirty (30) days. If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, the Register shall be so closed for at least ten (10) clear days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.
15.2.In lieu of, or apart from, closing the Register of Members, the Directors may fix, in advance or in arrears, a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose, provided that such a record date shall not exceed forty (40) clear days prior to the date where the determination will be made.
15.3.If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.
16.GENERAL MEETINGS
16.1.An annual general meeting of the Company may at the discretion of the Board be held in the year in which these Articles were adopted and shall be held in each year thereafter at such time as determined by the Board and the Company may, but shall not (unless required by the Act) be obliged to, in each year hold any other general meeting.
16.2.The agenda of the annual general meeting shall be set by the Board and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).
16.3.Annual general meetings shall be held in such place as the Directors may determine from time to time.
16.4.All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.
16.5.The Board may, whenever it thinks fit, convene an extraordinary general meeting of the Company.
16.6.[intentionally left blank]
16.7.Other than pursuant to Article 16.9, no Member shall have the power to make a requisition to convene a meeting to Directors.
16.8.[intentionally left blank]

16.9.If there are no Directors, Members collectively holding more than two-thirds of the voting power may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three (3) months after notice of such meeting is given.
16.10.A general meeting convened as aforesaid by the Members shall be convened in as close to the same manner as possible as that in which general meetings are to be convened by the Board.
16.11.Save as set out in Articles 16.1 to 16.10, the Members have no right to propose resolutions to be considered or voted upon at annual general meetings or extraordinary general meetings of the Company.
17.NOTICE OF GENERAL MEETINGS
17.1.An annual general meeting, if and when called in accordance with Article 16, shall be called by not less than 20 clear business days’ notice in writing, and any other general meeting shall be called by not less than 10 clear business days’ notice in writing. Such notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting.
17.2.Such Notice may be served on a Member in accordance with Article 36 or in such other manner (if any) as may be prescribed by Ordinary Resolution, to such persons as are entitled to vote or may otherwise be entitled under these Articles to receive such notices from the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:
(a)in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and
(b)in the case of an extraordinary general meeting, by Members having a right to attend and vote at the meeting, together holding not less than two-thirds of the voting power of the Shares giving that right.
17.3.The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that general meeting.
18.PROCEEDINGS AT GENERAL MEETINGS
18.1.No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting. One or more Members holding not less than one-third in aggregate of the voting power of all Shares in issue and entitled to vote, present in person or by proxy or, if a corporation or other non- natural person, by its duly authorised representative, shall represent a quorum.
18.2.If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned and shall reconvene on the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the reconvened meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.
18.3.A person may participate in a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a Member in a meeting in this manner is treated as presence in person at that meeting and is counted in a quorum and entitled to vote.

18.4.The Chairman or in the absence of the Chairman, any other person nominated by the Directors, shall preside as chairman of the meeting, but if neither the Chairman nor such other person nominated by the Directors is present within thirty (30) minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within thirty (30) minutes after the time appointed for holding the meeting, then such meeting shall be adjourned for a one week period and shall be held in the following week on the same day at the same time and place. If at the adjournment of the meeting the Chairman or in his absence such other person nominated by the Directors or in their absence a Director is not willing to act as chairman, or if no Director is present within thirty (30) minutes after the time appointed for holding the meeting, then such meeting shall be cancelled. For the avoidance of doubt, only a Director or a person nominated by the Directors may serve as the chairman of the meeting.
18.5.The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls. The chairman of the meeting shall announce at each such meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at such meeting.
18.6.A Director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.
18.7.The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice shall be given in the manner herein provided, including, but not limited to, as described in Article 36, specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.
18.8.At each meeting of the Members, all corporate actions, including the election of Directors, to be taken by vote of the Members (except as otherwise required by applicable law and except as otherwise provided in these Articles) shall be authorised by Ordinary Resolution. Where a separate vote by a class or classes or series is required, save as provided in Article 4.6(a), the affirmative vote of the majority of Shares of such class or classes or series present in person or represented by proxy at the meeting and voting shall be the act of such class or series (unless provided otherwise in the resolutions providing for the issuance of such class or series).
18.9.At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.
18.10.A poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.
18.11.In the case of equality of votes, the chairman of the meeting shall be entitled to a casting vote in addition to any other vote he may have.
18.12.If for so long as the Company has only one Member:
(a)in relation to a general meeting, the sole Member or a proxy for that Member or (if the Member is a corporation) a duly authorised representative of that Member is a quorum and Article 18.1 is modified accordingly;

(b)the sole Member may agree that any general meeting be called by shorter notice than that provided for by the Articles; and
(c)all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).
19.VOTES OF MEMBERS
19.1.Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting (including without limitation the enhanced voting rights attaching to Class B Common Shares provided for in Article 5): (a) on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his or her name in the Register of Members (and for the avoidance of doubt each Class B Common Share shall entitle the holder to 10 votes on all matters subject to a vote at general meetings of the Company), provided that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every Member who is present in person (or, in the case of a member being a corporation, by its duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a Member which is a Clearing House or its nominee(s), each such proxy shall have one vote on a show of hands. On a poll, a Member entitled to more than one vote need not use all his or her votes or cast all the votes he or her does use in the same way.
19.2.At any general meeting, a resolution put to the vote of the meeting is to be decided by poll save that the chairman of the meeting may, pursuant to the listing rules of any Designated Stock Exchange, allow a resolution to be voted on by a show of hands. Where a show of hands is allowed, before or on the declaration of the result of the show of hands, a poll may be demanded by (in each case by Members present in person or by proxy or by a duly authorized corporate representative):
(a)at least 2 Members;
(b)any Member or Members representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or
(c)a Member or Members holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
19.3.In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.
19.4.A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Islands or elsewhere) in matters concerning mental disorder may vote, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the registered office of the Company, or at such other place as is specified in accordance with these Articles for the deposit or delivery of forms of appointment of a proxy, or in any other manner specified in these Articles for the appointment of a proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
19.5.Where the Company has knowledge that any Member is, under the listing rules of any Designated Stock Exchange, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such Member in contravention of such requirement or restriction shall not be counted.

19.6.No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy or by a corporate representative, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.
19.7.No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.
19.8.Votes may be given either personally or by proxy. Deposit or delivery of a form of appointment of a proxy does not preclude a Member from attending and voting at the meeting or at any adjournment of it, save that only the Member or his proxy may cast a vote.
19.9.A Member entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.
19.10.The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney duly authorized in writing, or if the appointor is a corporation, either under seal or under the hand of a duly authorized officer or attorney. Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such form as the Board may from time to time approve, provided that it shall not preclude the use of the two-way form. Any form issued to a Member for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the Member, according to his or her intentions, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his or her discretion in respect of) each resolution dealing with any such business.
19.11.Subject to the Act, the Directors may accept the appointment of a proxy received in an electronic communication at an address specified for such purpose, on such terms and subject to such conditions as they consider fit. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to Article 19.10.
19.12.Subject to Article 19.13 below, the form of appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:
(a)in the case of an instrument in writing, be left at or sent by post to the registered office of the Company or such other place within the Islands or elsewhere as is specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;
(b)in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:
(i)in the notice convening the meeting; or
(ii)in any form of appointment of a proxy sent out by the Company in relation to the meeting; or
(iii)in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;
be received at such address at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(c)in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited or delivered as required by paragraphs (a) or (b) of this Article after the poll has been demanded and at any time before the time appointed for the taking of the poll; or
(d)where the poll is taken immediately but is taken not more than forty-eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the secretary or to any Director;
and a form of appointment of proxy which is not deposited or delivered in accordance with this Article or Article 19.13 is invalid.
19.13.Notwithstanding Article 19.12 above, the Directors may by way of note to or in any document accompanying the notice of a general meeting (or adjourned meeting) fix the latest time by which the appointment of a proxy must be communicated to or received by the Company (being not more than 48 hours before the relevant meeting).
19.14.A vote or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the registered office of the Company or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of a proxy was contained in an electronic communication, at the address at which the form of appointment was received, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.
19.15.Any corporation or other non-natural person which is a Member of the Company may in accordance with its constitutional documents, or, in the absence of such provision, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.
19.16.Should a Clearing House or its nominee(s) or depositary or its nominee(s) be a Member, such person or persons may be authorized as it thinks fit to act as its representative(s) at any general meeting or at any meeting of any class of Members provided that, if more than one person is so authorized, the authorisation shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized in accordance with this Article shall be deemed to have been duly authorized without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House or its nominee(s) or depositary or its nominee(s) as if such person were an individual Member including the right to vote individually on a show of hands.
20.NUMBER OF DIRECTORS AND CHAIRMAN
20.1.Subject to Article 21.6, the Board will be composed of 5 to 11 Directors, with the number being determined by a majority of the Directors then in office may determine from time to time, provided that, unless otherwise determined by the Members acting by Special Resolution, the Board shall consist of not less than 5 Directors and not more than 11 Directors.
20.2.The Board shall have a Chairman elected and appointed by the Founding Shareholders to act as the chairman at Board meetings as long as the Founding Shareholders hold at least 25% of all voting powers of the Members. Where the Founding Shareholders do not have such voting power then the Board shall have a Chairman elected and appointed by a majority of the Directors to act as the chairman at Board meetings. The Board may also have a Vice-Chairman elected and appointed by a majority of the Directors to act in the absence of the Chairman at Board meetings.

20.3.The period for which the Chairman and/or the Vice-Chairman shall hold office shall be determined by the majority of the Board. The Chairman shall preside as chairman at every meeting of the Board at which he is present. Where the Chairman is not present at a meeting of the Board, the Vice-Chairman (if any) shall act as chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting.
21.APPOINTMENT, DISQUALIFICATION AND REMOVAL OF DIRECTORS
20.1.Save as provided in Article 21.5, Directors shall be elected by an Ordinary Resolution of Members.
20.2.[intentionally left blank]
20.3.Every Director shall be appointed for a term ending at the next annual general meeting of Members following such appointment, unless they resign or their office is vacated earlier pursuant to Articles 21.4 and 21.11, provided, however, that such term shall be extended in the event that no successor is appointed (in which case such term shall be extended to the date on which such successor has been appointed).
20.4.Before the expiration of his or her term of office as a Director, a Director may only be removed for Cause by Ordinary Resolution in accordance with Article 21.10 below. Cause shall mean, in relation to a Director, the occurrence of any of the following events:
(a)the person’s conviction by final judgment issued by a competent court or declaration of guilt before a competent court with respect to any offense considered an intentional crime or punishable by detention, or a torpid act, intentional fraud, improbity, theft or anti-ethic business conduct in the jurisdiction involved;
(b)fraud, theft, financial dishonesty, misappropriation or embezzlement of funds by the person, whether before or after the date of his/her election, that adversely affects the Company;
(c)breach or wilful misconduct by the person in the performance of its obligations, including, among others, (i) uninterrupted or repeated omission or refusal to perform the obligations and duties established in the Articles of Association or in the applicable laws, (ii) incapacity, by the person, to comply with the obligations and duties as a result of an alcohol or drug addiction; or
(d)wilful misconduct that causes material damages to or that adversely affects the financial situation or commercial reputation of the Company.
20.5.Any additions to the Board or any vacancies on the Board arising other than upon the removal of a Director in accordance with Article 21.10 can be filled by the remaining Director(s) (notwithstanding that the remaining Director(s) may constitute fewer than the number of Directors required by Article 20.1 or fewer than is required for a quorum pursuant to Article 28.1). Any such appointment shall be as an interim Director to fill such vacancy until the appointment of a new Director or at the next annual general meeting of Members (and such appointment shall terminate at the commencement of the annual general meeting) whichever takes effect first.
20.6.Additional Board members may be appointed to the existing Board (subject to the maximum provided for in Article 20.1 above) by Ordinary Resolution.
20.7.There is no age limit for Directors of the Company. Directors are eligible for re-election.
20.8.No shareholding qualification shall be required for a Director. A Director who is not a Member shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company.

20.9.While any shares of the Company are admitted to trading on a Designated Stock Exchange, the Board must at all times comply with the residency and citizenship requirements of securities laws of the United States applicable to foreign private issuers and shall at no time have a majority of Directors who are U.S. Persons. Notwithstanding any other provision in these Articles, no appointment or election of a U.S. Person as a Director shall be permitted if such appointment or election would have the effect of creating a majority of Directors who are U.S. Persons, and any such appointment or election shall be disregarded for all purposes.
20.10.Directors may be removed (with Cause) by Ordinary Resolution. The notice of general meeting must contain a statement of the intention to remove the Director and must be served on the Director not less than ten (10) calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
20.11.The office of a Director shall be vacated automatically if:
(a)he or she becomes prohibited by law from being a Director;
(b)he or she becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c)he or she dies or is, in the opinion of all his co-Directors, incapable by reason of mental disorder of discharging his duties as Director;
(d)he or she resigns his or her office by notice to the Company; or
(e)he or she has for more than six (6) months been absent without permission of the Directors from meetings of Directors held during that period and the remaining Directors resolve that his or her office be vacated.
22.ALTERNATE DIRECTORS
22.1.Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.
22.2.An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors (in place of his appointor) and generally to perform all the functions of his appointor as a Director in his absence.
22.3.An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.
22.4.Any appointment or removal of an alternate Director shall be by written notice to the Company at its registered office, signed by the Director making or revoking the appointment, or in any other manner approved by the Directors.
22.5.Subject to the provisions of these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

23.POWERS OF DIRECTORS
23.1.Subject to the provisions of the Act, to the Memorandum and the Articles, to any directions given by Ordinary Resolution or Special Resolution and to the listing rules of any Designated Stock Exchange, the business and affairs of the Company will be managed by, or under the direction or supervision of, the Board. The Directors may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.
23.2.The Board may exercise all the powers of the Company to raise capital or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
24.DELEGATION OF DIRECTORS’ POWERS
24.1.Subject to these Articles, the Directors may from time to time appoint any Person, whether or not a director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the offices of chief executive officer, chief operating officer and chief financial officer, one or more vice presidents, managers or controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) and with such powers and duties as the Directors may think fit.
24.2.Without limiting the generality of Article 24.1, the Directors may appoint one or more of their body to the office of managing Director or to any other executive office under the Company, and the Company may enter into an agreement or arrangement with any Director for his/her employment, subject to applicable law and any listing rules of the SEC or any Designated Stock Exchange, or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. Any appointment of a Director to an executive office shall terminate automatically if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.
24.3.The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.
24.4.Subject to applicable law and the listing rules of any Designated Stock Exchange, the Directors may delegate any of their powers to any committee (including, without limitation, an Audit Committee, Finance Committee, Risk Committee and People and Compensation Committee), consisting of one or more persons. They may also delegate to any executive officer or committee of executive officers such of their powers as they consider desirable to be exercised by him or them. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of the Articles regulating the proceedings of Directors so far as they are capable of applying. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

25.REMUNERATION AND EXPENSES OF DIRECTORS
25.1.The Directors shall be entitled to receive, as ordinary remuneration for their services, such sums as shall from time to time be determined by the Board or in general meeting by the Members, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided among the Directors in such proportions and in such manner as they may agree or, failing agreement, either equally or, in the case of any Director holding office for only a portion of the period in respect of which the remuneration is payable, pro rata. The Directors shall also be entitled to be repaid all expenses reasonably incurred by them in attending any Board meetings, committee meetings or general meetings or otherwise in connection with the discharge of their duties as Directors. Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office with the Company may be entitled by reason of such employment or office.
25.2.Any Director who, at the request of the Company, performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such special or extra remuneration as the Board may determine, in addition to or in substitution for any ordinary remuneration as a Director. An executive Director appointed to be a managing Director, joint managing Director, deputy managing Director or other executive officer shall receive such remuneration and such other benefits and allowances as the Board of Directors may from time to time decide. Such remuneration shall be in addition to his or her ordinary remuneration as a Director.
26.DIRECTORS’ GRATUITIES AND PENSIONS
26.1.The Board may establish, either on its own or jointly in concurrence or agreement with subsidiaries or companies with which the Company is associated in business, or may make contributions out of Company monies to, any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or former Director who may hold or have held any executive office or any office of profit with the Company or any of its subsidiaries) and former employees of the Company and their dependents or any class or classes of such persons.
26.2.The Board may also pay, enter into agreements to pay or make grants of revocable or irrevocable, whether or not subject to any terms or conditions, pensions or other benefits to employees and former employees and their dependents, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or former employees or their dependents are or may become entitled under any such scheme or fund as mentioned above. Such pension or benefit may, if deemed desirable by the Board, be granted to an employee either before and in anticipation of, or upon or at any time after, his or her actual retirement.
27.DIRECTORS’ INTERESTS
27.1.With the exception of the office of auditor, a Director may hold any other office or place of profit with the Company in conjunction with his or her office of Director for such period and upon such terms as may determine in accordance with these Articles, and may be paid such extra remuneration for that other office or place of profit, in whatever form, in addition to any remuneration provided for by or pursuant to these Articles. A Director may be or become a director, officer or member of any other company in which Company may be interested, and shall not be liable to account to Company or the Members for any remuneration or other benefits received by him as a director, officer or member of such other company.
27.2.No Director or intended Director shall be disqualified by his or her office from contracting with the Company, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship established by it. A Director who is, in any way, materially interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his or her interest at the earliest meeting of the Board at which he or she may practically do so.

27.3.A Director shall not vote or be counted in the quorum on any resolution of the Board in respect of any contract or arrangement or proposal in which he or she or any of his or her close associate(s) has/have a material interest, and if such Director shall do so, his or her vote shall not be counted nor shall such Director be counted in the quorum for that resolution, but this prohibition shall not apply to any of the following matters:
(a)the giving of any security or indemnity to the Director or his or her close associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the Company’s request of or for the Company’s benefit or any of the Company’s subsidiaries;
(b)the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company’s or any of the Company’s subsidiaries for which the Director or his or her close associate(s) has/have himself/themselves assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;
(c)any proposal concerning an offer of shares, debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director or his or her close associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;
(d)any proposal or arrangement concerning the benefit of the Company’s employees or any of the Company’s subsidiaries, including the adoption, modification or operation of either: (i) any employees’ share scheme or any share incentive or share option scheme under which the Director or his or her close associate(s) may benefit; or (ii) any of a pension fund or retirement, death or disability benefits scheme which relates to Directors, their close associates and employees of the Company or any of the Company’s subsidiaries and does not provide in respect of any Director or his or her close associate(s) any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and
(e)any contract or arrangement in which the Director or his or her close associate(s) is/are interested in the same manner as other holders of shares, debentures or other securities of the Company’s by virtue only of his or her/their interest in those shares, debentures or other securities.
27.4.Subject to the Act and Articles 27.1, 27.2 and 27.3 above and listing rules of any Designated Stock Exchange, if a Director has disclosed to the other Directors the nature and extent of any direct or indirect interest which the Director has in any transaction or arrangement with the Company, a Director notwithstanding his office:
(a)may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and
(c)shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
27.5.For the purposes of Article 27.4:
(a)a general notice given to the Directors to the effect that (1) a Director is a member or officer of a specified company or firm and is to be regarded as having an interest in any transaction or arrangement which may after the date of the notice be made with that company or firm; or (2) a Director is to be regarded as interested in any transaction or arrangement which may after the date of the notice be made with a specified person who is connected with him or her shall be deemed to be a sufficient disclosure that the Director has an interest of the nature and extent so specified; and

(b)an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.
27.6.A Director must disclose any direct or indirect interest in any transaction or arrangement with the Company, and following a declaration being made pursuant to the Articles, subject to Articles 27.1, 27.2 and 27.3 above and any separate requirement for Audit Committee approval under applicable law or the listing rules of any Designated Stock Exchange, and unless disqualified by the chairman of the relevant meeting, a Director may vote in respect of any such transaction or arrangement in which such Director is interested and may be counted in the quorum at such meeting.
27.7.Notwithstanding the foregoing, no Independent Director and with respect of whom the Board has determined constitutes an Independent Director for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an Independent Director of the Company.
28.PROCEEDINGS OF DIRECTORS
28.1.The quorum for the transaction of the business of the Directors shall be a simple majority of the Directors then in office (subject to there being a minimum of two (2) Directors present). A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum, but one such Director shall not constitute a quorum on his own.
28.2.Subject to the provisions of the Articles, the Directors may regulate their proceedings as they determine is appropriate. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall have a second or casting vote. In the absence of the Chairman, the Vice-Chairman shall have a second or casting vote. In the absence of both Chairman and Vice-Chairman, no director shall have a second or casting vote and in the event of a tie a new meeting shall be convened. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.
28.3.Meetings of the Directors shall be held at least once every calendar quarter and shall take place at such place as the Directors may determine from time to time.
28.4.A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting and is counted in a quorum and entitled to vote.
28.5.A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointor and in his capacity as a Director) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. Unless otherwise provided by its terms, such a resolution shall be effective from the date and time of the last signature.
28.6.The Chairman or in his absence the Vice-Chairman (if any) or in their absence a Director or alternate Director may, and another officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least five (5) clear days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

28.7.Notwithstanding Article 28.6, if all Directors so agree to the meeting, the Chairman or in his absence the Vice-Chairman (if any) or in their absence any Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director may, call a meeting of the Directors on shorter notice than is provided for in Article 28.6 by notice in writing to every Director and alternate Director, which notice shall set forth the general nature of the business to be considered.
28.8.The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.
28.9.All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.
28.10.A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by electronic mail to the Company immediately after the conclusion of the meeting and such notice to be received by the Company within twenty four hours. Such right to dissent shall not apply to a Director who voted in favour of such action.
29.SECRETARY AND OTHER OFFICERS
29.1.The Directors may by resolution appoint a Secretary and may by resolution also appoint such other officers as may from time to time be required upon such terms as to the duration of office, remuneration and otherwise as they may think fit PROVIDED THAT, the Directors may only appoint persons as directors of the Company in accordance with Article 21.5. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may determine. The Directors may by resolution remove from that position any Secretary or other officer appointed pursuant to this Article.
30.MINUTES
30.1.The Directors shall cause minutes to be made in books kept for the purposes of recording:
(a)all appointments of officers made by the Directors; and
(b)all resolutions and proceedings of meetings of the Company, of the holders of any class of shares in the Company and of the Directors and of committees of Directors, including the names of the Directors present at each such meeting.
31.SEAL
31.1.The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the Seal is affixed, and unless otherwise so determined every such instrument shall be signed by a Director or by such other person as the Directors may authorise.
31.2.The Company may have for use in any place or places outside the Islands a duplicate Seal or Seals, each of which shall be a reproduction of the Seal of the Company and, if the Directors so determine, shall have added on its face the name of every place where it is to be used.

31.3.The Directors may by resolution determine (i) that any signature required by this Article need not be manual but may be affixed by some other method or system of reproduction or mechanical or electronic signature and/or (ii) that any document may bear a printed reproduction of the Seal in lieu of affixing the Seal thereto.
31.4.No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of the delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same or affixed the Seal thereto, as the case may be, for and on behalf of the Company shall have ceased to hold such office and authority on behalf of the Company.
32.DIVIDENDS
32.1.Subject to any rights and restrictions for the time being attached to any shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.
32.2.Subject to any rights and restrictions for the time being attached to any shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.
32.3.Subject to the provisions of the Act, the Directors may declare dividends in accordance with the respective rights of the Members and authorise payment of the same out of the funds of the Company lawfully available therefor. If at any time the share capital is divided into different classes of shares, the Directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears that there are sufficient funds of the Company lawfully available for distribution to justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.
32.4.The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the capital of the Company) as the Directors may from time to time think fit.
32.5.Except as otherwise provided by the rights attached to shares and subject to Article 15, all dividends shall be paid in proportion to the number of shares a Member holds as of the date the dividend is declared; save that (a) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (b) where the Company has shares in issue which are not fully paid up (as to par value) the Company may pay dividends in proportion to the amount paid up on each share.
32.6.The Directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.
32.7.Any Ordinary Resolution or Directors’ resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to such distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Member upon the footing of the value so fixed in order to adjust the rights of Members and may vest any assets in trustees.

32.8.Any dividend or other moneys payable on or in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register of Members or to such person and to such address as the person or persons entitled may in writing direct. Subject to any applicable law or regulations, every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.
32.9.No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
32.10.Any dividend which has remained unclaimed for six years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.
33.FINANCIAL YEAR, ACCOUNTING RECORDS AND AUDIT
33.1.Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and shall begin on 1 January each year.
33.2.The Board shall cause proper books of account to be kept of the sums of money received and expended by the Company, and of the Company’s assets and liabilities and of all other matters required by the Act (which include all sales and purchases of goods by the company) necessary to give a true and fair view of the state of the Company’s affairs and to show and explain the Company’s transactions.
33.3.The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors. The books of account shall be kept at the registered office or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.
33.4.No Member shall be entitled to require discovery of or any information with respect to any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the Members of the Company to communicate to the public.
33.5.The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books and corporate records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law, the listing rules of any Designated Stock Exchange or authorised by the Directors.
33.6.Subject to Articles 33.5, and 33.7 a printed copy of the Directors’ report, if any, accompanied by the consolidated statements of financial position, profit or loss, comprehensive income (loss), cash flows and changes in shareholders’ equity, including every document required by the Act to be annexed thereto, made up to the end of the applicable financial year, shall be sent to the Members at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 16.2, provided that this Article 33.6 shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares.

33.7.The requirement to send to a person referred to in Article 33.6 the documents referred to in that Article shall be deemed satisfied where, in accordance with all applicable laws, rules and regulations, including, without limitation, the rules of any Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 33.6 on the Company’s Website, transmits it to SEC’s website or in any other permitted manner (including by sending any other form of electronic communication), and that person has agreed or is deemed by the Company to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.
33.8.The Directors may from time to time determine that Auditors shall be appointed and that the accounts relating to the Company's affairs shall be audited in such manner as the Directors shall determine PROVIDED THAT nothing contained in this Article shall require Auditors to be appointed or the accounts relating to the Company's affairs to be audited. The appointment of and provisions relating to Auditors shall be in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.
34.CAPITALISATION OF PROFITS
34.1.The Directors may:
(a)subject as provided in this Article, resolve to capitalize any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;
(b)appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those Members, or as they may direct, in those proportions, or partly in one way and partly in the other, provided that on any such capitalization holders of Class A Common Shares shall receive Class A Common Shares (or rights to acquire Class A Common Shares, as the case may be) and holders of Class B Common Shares shall receive Class B Common Shares (or rights to acquire Class B Common Shares, as the case may be);
(c)resolve that any shares so allotted to any Member in respect of a holding by him of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;
(d)make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and
(e)authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such Members.
35.SHARE PREMIUM ACCOUNT
35.1.The Directors shall in accordance with Section 34 of the Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed as described in Article 4.7.
35.2.There shall be debited to any share premium account:
(a)on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Act, out of capital; and

(b)any other amounts paid out of any share premium account as permitted by Section 34 of the Act.
36.NOTICES
36.1.Except where otherwise provided in these Articles and subject to the rules of any Designated Stock Exchange, any notice or document (including a share certificate) to be given or issued under these Articles shall be in writing, and may be served by the Company or by the person entitled to give notice to any Member either personally, or by posting it by airmail or by air courier service to such Member at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Member may have specified in writing for the purposes of such service of notices, or (in the case of a notice) by advertisement in the newspapers, or by placing it on the Company's Website. The Company will give notice of each general meeting of the Members by publication on the Company’s website and in any other manner that the Company may be required to follow in order to comply with Cayman Islands law, the listing rules of any Designated Stock Exchange and SEC requirements.
36.2.Subject to the Act and the listing rules of any Designated Stock Exchange, a notice or document may also be served or delivered by the Company to any Member by electronic means.
36.3.In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.
36.4.Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail or courier.
36.5.Any notice or other document, if served by:
(a)post, shall be deemed to have been served five days after the time when the letter containing the same is posted;
(b)facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;
(c)recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;
(d)electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or
(e)placing it on the Company’s Website, shall be deemed to have been served one (1) hour after the notice or document is placed on the Company’s Website.
    In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
36.6.A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.
36.7.Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

36.8.Notice of every general meeting of the Company shall be given to:
(a)all Members holding Shares with the right to receive notice and who have supplied to the Company an address, facsimile number or email address for the giving of notices to them; and
(b)every Person entitled to a Share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.
    No other Person shall be entitled to receive notices of general meetings.
37.WINDING UP
37.1.The Board shall have the power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.
37.2.If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Act, divide among the Members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with the like sanction determines, but no Member shall be compelled to accept any assets upon which there is a liability.
37.3.If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.
38.INDEMNITY
38.1.Every Indemnified Person for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively Losses) incurred or sustained by him otherwise than by reason of his own dishonesty, wilful default or fraud in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder with respect thereto.

38.2.No such Indemnified Person of the Company and the personal representatives of the same shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party for conformity or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company’s property may be deposited or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto or (vii) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Person’s part, unless he has acted dishonestly, with wilful default or through fraud.
38.3.The Company hereby acknowledges that certain Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance from or against (other than directors’ and officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any such insurance obtained or maintained pursuant to Article 38.4 hereof) Other Indemnitors. The Company hereby agrees that: (i) it is the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary); (ii) it shall be required to advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of these Articles (or any other agreement between the Company and an Indemnified Person) without regard to any rights an Indemnified Person may have against any Other Indemnitors; and (iii) it irrevocably waives, relinquishes and releases any Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing, and without prejudice to Article 39 below, Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. For the avoidance of doubt, no Person or entity providing Directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any Person providing such insurance obtained or maintained pursuant to Article 38.4 hereof, shall be an Other Indemnitor.
38.4.The Directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a Person who is or was (whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article 38 or under applicable law): (a) a Director, alternate Director, Secretary or auditor of the Company or of a company which is or was a subsidiary of the Company or in which the Company has or had an interest (whether direct or indirect); or (b) the trustee of a retirement benefits scheme or other trust in which a person referred to in Article 38.1 is or has been interested, indemnifying him against any liability which may lawfully be insured against by the Company.
39.CLAIMS AGAINST THE COMPANY
39.1.Notwithstanding Article 38.3, unless otherwise determined by a majority of the Board, in the event that (i) any Member (the Claiming Party) initiates or asserts any claim or counterclaim (Claim) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits in which the Claiming Party prevails, then each Claiming Party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse the Company for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company may incur in connection with such Claim.

40.UNTRACEABLE MEMBERS
40.1.Without prejudice to the rights of the Company under Article 40.2, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two (2) consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.
40.2.The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:
(a)all cheques or warrants in respect of dividends of the shares in question, being not less than three (3) in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;
(b)so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and
(c)the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.
    For the purposes of the foregoing, the relevant period means the period commencing twelve (12) years before the date of publication of the advertisement referred to in this Article 40.2 and ending at the expiry of the period referred to in that paragraph.
40.3.To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such persons shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankruptcy or otherwise under any legal disability or incapacity.
41.AMENDMENT OF MEMORANDUM AND ARTICLES
41.1.Subject to the Act, the Company may by Special Resolution change its name or change the provisions of the Memorandum with respect to its objects, powers or any other matter specified therein.
41.2.Subject to the Act and as provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

42.TRANSFER BY WAY OF CONTINUATION
42.1.The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.
43.MERGER AND CONSOLIDATION
43.1.Subject to the Act and the rules of any Designated Stock Exchange, the Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Act), upon such terms as the Directors may determine, provided that any such merger or consolidation shall require the written consent of the Founding Shareholders.
43.2.For the avoidance of doubt: a) statutory mergers and consolidations have the specific meaning as set out in the Act, b) no additional requirements are imposed by the Articles, and c) transactions which are not deemed by the Directors, in their sole discretion following due deliberations and advice, to be a merger or consolidation as set out in the Act, do not require a Special Resolution and may be carried out by the Company with the approval of Directors and shall not (unless otherwise set out in these Articles or the Act) require separate shareholder approval.